                                                                   EXHIBIT 99.8




                        BENEFICIAL OWNER ELECTION FORM

                                 INSTRUCTIONS

   The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock (the "Common Stock") of Harken Energy Corporation (the "Company").


   This will instruct us whether to exercise Rights to purchase shares of the Company's Common Stock distributed with respect to the shares of the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Harken Energy Corporations Rights Certificates."


   Box 1. [_]  Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

   Box 2. [_] Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

                              Number of     Subscription
                               Rights          Price         Payment
                              ---------     ------------     -------
           Subscription Right           x                =

   Box 3. [_]  Payment in the following amount is enclosed $______.
            (This amount must equal the amount set forth under "Payment" above).

   Box 4. [_] Please deduct payment from the following account maintained by you as follows:

           -------------------------       --------------------------
                 Type of Account                  Account No.
                                           $_________________________
                                           __________________________
                                           __________________________
                                           Signature(s)

                                           Please type or print
                                           name(s) below:
                                           __________________________
                                           __________________________

Date: ____________, 2003


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